Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Current Report on Form 8-K of our report dated March 29, 2013, on the consolidated financial statements of Cadus Corporation and Subsidiary (the "Company") which report appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Baker Tilly Virchow Krause, LLP

(successor through merger of Holtz Rubenstein Reminick LLP)

New York, New York

February 10, 2014